Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 MEF of our report dated April 10, 2020 relating to the financial statements of Applied Molecular Transport Inc. appearing in the Registration Statement No. 333-238464 on Form S-1 of Applied Molecular Transport Inc.

/s/ Deloitte & Touche LLP

San Francisco, California

June 4, 2020